Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Peter D. Nash
Calamos Asset Management, Inc.
630.955.4830
Calamos Asset Management, Inc. Announces Departure of General Counsel and Secretary James S. Hamman, Jr.
     NAPERVILLE, Ill., Sept. 6, 2007 — Calamos Asset Management, Inc. (NASDAQ: CLMS) today announced that James S. Hamman, Jr., general counsel and secretary for the past nine years, has decided to leave the organization later this month. Calamos said that a search for his successor would be initiated shortly.
     Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment firm offering equity, fixed-income, convertible and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
     From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.
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